Exhibit 10.1

IBM EXCESS 401(k) PLUS PLAN

(As Amended and Restated effective as of January 1, 2010)

AMENDMENT No. 9

Instrument of Amendment

Recitals:

International Business Machines Corporation (“IBM”) has established and maintains the IBM Excess 401(k) Plus Plan (the “Plan”), an unfunded deferred compensation plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

In accordance with Section 10.01 of the Plan, IBM has reserved the right to amend the Plan at any time and from time to time.

IBM amended and restated the Plan effective as of January 1, 2010 and has subsequently amended the Plan.

IBM has determined to amend the Plan, as heretofore restated, in the manner set forth in this Instrument of Amendment, to be effective January 1, 2019, except as otherwise set forth herein.

Amendment:

1.                                      Article II is amended by replacing the definition of “Section 415 Excess Credit” to read in its entirety as follows:

“Section 415 Excess Credit” means, with respect to deferral periods before January 1, 2019, a credit to a Participant’s Account as described in Section 5.02.

2.                                      Section 3.01 (“Eligibility for Elective Deferrals”) is amended by:

a.                                      Replacing subsection (a) thereof to read in its entirety as follows:

(a)                                 he or she qualifies as an Employee (i.e., an employee of the Company who is eligible to participate in the 401(k) Plan and is not a Supplemental Employee) and is Actively Employed on both of the following dates:

(1)                                 either (A) July 31, (B) August 31 for Employees hired or rehired between August 1 and August 31, or (C) November 15 for Employees who are hired or rehired as a banded executive between August 1 and November 15; and

(2)                                 December 31 immediately preceding the first day of the Deferral Period.

b.                                      Replacing the last paragraph thereof (following subsection (c)) to read in its entirety as follows:

Notwithstanding any other provision in this Section 3.01, IBM’s chief human resources officer may, in such officer’s sole discretion, determine that an Employee shall be eligible to make Elective Deferrals for a Deferral Period even if the Employee does not otherwise satisfy the requirements set forth above. Any such determination shall be made by the December 15 immediately preceding the Deferral Period.

3.                                      Section 3.02 (“Eligibility for Matching Contributions”) is amended by deleting subparagraph (b) thereof and re-lettering subparagraphs (c) and (d) and adjusting any cross-references appropriately.

4.                                      Section 3.04 (“Eligibility for Section 415 Excess Credits”) is amended to read in its entirety as follows:

3.04                        Eligibility for Section 415 Excess Credits.  Effective January 1, 2019, no Employee shall be eligible for Section 415 Excess Credits. Effective for periods before January 1, 2019, an Employee shall be eligible for Section 415 Excess Credits during a payroll period if the Employee’s allocations during the payroll period under the 401(k) Plan are limited by Section 415 of the Code.  However, an Employee shall not be eligible for Section 415 Excess Credits during any payroll period that begins after the Employee has a 409A Separation from Service and ends before the Employee returns to active employment as an Employee.

5.                                      Section 4.01(c) (“Cancellation of Deferral Election upon a 401(k) Plan Hardship Distribution”) is deleted.

6.                                      Section 5.02 (“Section 415 Excess Credits”) is amended to read in its entirety as follows:

5.02                        Section 415 Excess Credits.  Effective January 1, 2019, no Section 415 Excess Credits shall be credited to Employees’ Accounts.  Effective beginning with the payroll period that includes the Effective Date and before January 1, 2019, a Section 415 Excess Credit shall be credited to the Post-2004 Company Account of an Employee who is eligible for Section 415 Excess Credits under Section 3.04 in an amount equal to the excess of (A) the amount that would have been allocated to the Employee’s account under the 401(k) Plan (including any forfeiture that would have been allocated to such account in lieu of such a contribution) for such payroll period if the limits imposed by Section 415 of the Code did not apply to such allocation over (B) the amount actually allocated to such Employee’s account under the 401(k) Plan (including any forfeiture allocated in lieu of such a contribution) for such payroll period.

7.                                      Article XII (“Claims Procedures”) is amended by adding the following paragraph at the end of the existing text:

Any action in court in connection with the Plan by, or on behalf of, any participant or beneficiary must be brought in the federal courts in New York, County of Westchester.  By participating in the plan, participants consent to jurisdiction and venue in courts in New York, County of Westchester to resolve any issues that may arise out of the Plan.